EXHIBIT 12.1


                SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

                                                                                                             SIX MONTHS ENDED
                                                             YEARS ENDED DECEMBER 31,                            JUNE 30,
                                          -------------------------------------------------------------- ------------------------
                                             1992         1993        1994         1995         1996        1996        1997
                                          ------------ ----------- ------------ ------------ ----------- ----------- ------------
                                                                                                               (UNAUDITED)
HISTORICAL
 Income (loss) before provision (benefit)
   for income taxes and extraordinary
   items   ..............................  $ (5,840)    $    922    $ (3,387)    $ 10,188    $  8,067     $  3,611    $  (9,922)
 Fixed charges(a)   .....................    12,997       12,852      25,418       39,253      84,314       27,646       51,993
                                           --------     --------    --------     --------    ---------    --------    ---------
 Earnings available for fixed charges ...     7,157       13,774      22,031       49,441      92,381       31,257       42,071
                                           ========     ========    ========     ========    =========    ========    =========
 Ratio of earnings to fixed charges(b)           --         1.1 x         --         1.3 x       1.1 x        1.1 x          --

PRO FORMA(C)
 Income (loss) before provision (benefit)
   for income taxes and extraordinary
   items   ..............................                                                    $(42,088)                $ (12,148)
 Fixed charges(a)   .....................                                                     122,662                    68,506
                                                                                             ---------                ---------
 Earnings available for fixed charges ...                                                      80,574                    56,358
                                                                                             =========                =========
 Ratio of earnings to fixed charges(d)
                                                                                                   --                        --
                                                                                             ---------                ---------

----------

(a) Fixed charges consist of interest expense, which includes interest on all debt and amortization of debt discount, and deferred financing costs.

(b) Earnings were inadequate to cover fixed charges for the years ended December 31, 1992 and 1994, and for the six months ended June 30, 1997. Additional earnings of $5,840, $3,387 and $9,922 would have been required to cover fixed charges in the years ended December 31, 1992 and 1994, and the six months ended June 30, 1997, respectively.

(c) The pro forma information in this table reflects the pro forma effect of the completion of the issuance of the Preferred Securities and the 1997 Notes and the 1996 Acquisitions as if such transactions had occured on January 1, 1996 with respect to the pro forma information for the year ended December 31, 1996 and as if such transactions had occurred on January 1, 1997 with respect to the pro forma information for the six months ended June 30, 1997.

(d) Earnings were inadequate to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997. Additional earnings of $42,088 and $12,148 would have been required to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997.